UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2018

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2 Musick, Irvine, CA 92618

(Address of principal executive offices, with zip code)

(949) 595-7200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Credit Agreement

On August 9, 2018 (the “Agreement Date”), Endologix, Inc. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with Deerfield ELGX Revolver, LLC and certain of its affiliates (collectively, “Deerfield”), pursuant to which the Company may borrow up to the lesser of $50 million (upon having a $350 million market capitalization, or otherwise $40 million) or its applicable borrowing base from time to time prior to April 2, 2022 (the “ABL Facility”). The borrowing base consists of eligible accounts, eligible inventory and eligible equipment. On the Agreement Date, availability under the ABL Facility was approximately $24.0 million. Any outstanding principal under the ABL Facility will accrue interest at a rate equal to LIBOR (with a 1% floor) plus 5.50% per annum payable in cash. Interest is payable in cash monthly in arrears on the first business day of the immediately succeeding calendar month and on the maturity date. The interest rate will accrue on a minimum amount of $9,750,000, whether or not such amount is drawn (which amount in excess of the revolver usage accruing interest will not be subject to the unused line fee). The Company is subject to other fees in addition to interest on the outstanding principal amount under the ABL Facility, including an unused line fee in the amount of 0.50% (subject to certain amounts that are below $9,750,000 that are not actually drawn but accruing interest as set forth above), a commitment fee of $500,000 (payable $200,000 upon closing, $200,000 on the first anniversary of the closing and $100,000 on the second anniversary of the closing), a $1,000,000 fee upon the expiration of the ABL Facility and an early ABL commitment termination or reduction fee of 2.50% in the first year, 1.50% in the second year, 0.50% in the third year and 0% thereafter. The Credit Agreement has a $22.5 million liquidity requirement, trailing-twelve month and quarterly net revenue tests, fixed charge coverage, capital expenditure limitations and operating expense tests. The Credit Agreement also contains various representations and warranties, events of default (including a cross-default to the Amended Facility Agreement (as defined below) and certain other indebtedness), and affirmative and negative covenants, customary for financings of this type, including reporting requirements, requirements that the Company maintain timely reporting with the U.S. Securities and Exchange Commission (the “Commission”) and restrictions on the ability of the Company and its subsidiaries to incur additional liens on their assets, incur additional indebtedness and acquire and dispose of assets outside the ordinary course of business. The Credit Agreement provides for full cash dominion. The Company’s obligations under the Credit Agreement are secured by a first priority security interest in substantially all of the Company’s assets, including intellectual property, with the priority of such security interest being pari passu with the security interest granted to Deerfield pursuant to the Company’s Amended Facility Agreement, subject to the Exchanged Deerfield Notes (as defined below) being last out in the waterfall in connection with certain application events in a downside scenario.

Amended and Restated Facility Agreement

Also on August 9, 2018, the Company entered into an Amended and Restated Facility Agreement (the “Amended Facility Agreement”) with Deerfield Private Design Fund IV, L.P. and certain of its related funds and affiliates (collectively, “Deerfield”), in order to, among other things, allow for the Company’s entry into the Credit Agreement and the transactions contemplated therein. The Amended Facility Agreement amends and restates in its entirety the Company’s prior Facility Agreement, dated April 3, 2017 with Deerfield (the “Prior Facility Agreement”).

In connection with entering into the Amended Facility Agreement and certain accommodations, concessions and agreements provided by Deerfield (such as extending out the maturity of such Exchanged Deerfield Notes), Deerfield and the Company have exchanged $40.5 million principal amount 3.25% Senior Note held by Deerfield Partner, L.P. for an additional $40.5 million of indebtedness as a last-out waterfall tranche under the Amended Facility Agreement. Such amounts are being amortized $20.25 million (plus 50% of the paid in-kind interest that has accrued as of such date) on April 2, 2022 and $20.25 million (plus the remaining portion of the paid in-kind interest that has accrued as of such date) on April 2, 2023.

Accordingly, the amount outstanding under the Amended Facility Agreement has been increased to a total of $160.5 million.

Any outstanding principal under the Amended Facility Agreement will accrue interest at a rate equal to 5.00% payable in cash and 4.75% payable in kind. The Amended Facility Agreement contains the same operating and financial covenants applicable to the Credit Agreement.

The Company may issue up to a maximum of 2,526,800 shares of the Company’s common stock to Deerfield pursuant to the Amended Facility Agreement in lieu of paying cash to satisfy a portion of its obligation to pay interest owed to Deerfield with respect to the first-out waterfall loans (but not the last-out waterfall loans). Each share of the Company’s common stock issued to Deerfield in respect of an obligation to pay interest will be valued at 96% of the lesser of the (i) trailing ten (10) day volume weighted average price per share ending on the last trading date prior to issuance and (ii) the last closing bid price of the Company’s common stock on the last trading date prior to issuance.

The Company’s obligations under the Amended Facility Agreement are secured by a first priority security interest in substantially all of the Company’s assets including intellectual property, with the priority of such security interest being pari passu with the security interest granted to Deerfield pursuant to the Credit Agreement subject to the Exchanged Deerfield Notes (as defined below) being last out in the waterfall in connection with certain application events in a downside scenario.

The Amended Facility Agreement contains various representations and warranties, events of default, and affirmative and negative covenants substantially similar to those contained in the Credit Agreement.

Pursuant to the Amended Facility Agreement, Deerfield has the right, but not the obligation, to convert a portion of the outstanding principal amount of the first-out waterfall loan into shares of the Company’s common stock at 96% of the trailing three (3) day volume weighted average price per share on the date of conversion into a maximum of 14,300,000 shares of the Company’s common stock. The first $60 million of the principal amount of the first-out waterfall loan (or exercise price of the Warrants elected to be paid through a reduction in principal, as described below) converted into the Company’s common stock will be credited first against principal and payable in kind interest obligations due in 2021 and then against principal and payable in kind interest obligations due in 2022. Any additional such amounts will be split between principal and payment in kind interest obligations due in 2022 and 2023 and at maturity. The last-out waterfall loans (the “Exchanged Deerfield Notes”) have no equity components.

The Company also agreed to pay Deerfield a $6,113,750 exit fee (with 5,000,000 owed to the first-out waterfall lenders and the other $1,113,750 owed to the last-out waterfall lenders) upon the termination (or a reduction of the outstanding revolver commitments to less than $10,000,000) under the Amended Facility Agreement and to reimburse Deerfield for all expenses incurred by Deerfield in connection with the negotiation and documentation of the Credit Agreement and the Amended Facility Agreement. There are other certain non-callable make whole amounts, yield enhancement payments and change of control fees set forth in the Amended Facility Agreement.

Warrants

In connection with the execution of the Amended Facility Agreement, the Company issued to Deerfield warrants to purchase an aggregate of 8,750,001 shares of common stock of the Company at an exercise price equal to $4.71 per share, which equals the closing bid price of the Company’s common stock on the date of the Amended Facility Agreement (the “Warrants”). The number of shares of common stock of the Company into which the Warrants are exercisable and the exercise price of the Warrants will be adjusted to reflect any stock splits, recapitalizations or similar adjustments in the number of outstanding shares of common stock of the Company.

The Warrants are exercisable commencing on February 9, 2019 and expire on the seventh anniversary of the Agreement Date. The holders of the Warrants may exercise the Warrants for cash, on a cashless basis, or by reduction of the principal owed to Deerfield pursuant to the Amended Facility Agreement.

Registration Rights Agreement

In connection with the Amended Facility Agreement and the issuance of the Warrants, the Company entered into an Amended and Restated Registration Rights Agreement with Deerfield (the “Amended Registration Rights Agreement”). The Amended Registration Rights Agreement amends and restates in its entirety the Company’s prior Registration Rights Agreement, dated April 3, 2017 with Deerfield and pertains to both the Warrants issued pursuant to the Amended Facility Agreement and the warrants issued pursuant to the Prior Facility Agreement (the “Prior Warrants”).

Pursuant to the terms of the Amended Registration Rights Agreement, the Company has agreed to register for resale the shares of common stock of the Company issuable upon the exercise of the Warrants and the Prior Warrants.

The foregoing descriptions of the terms of the Credit Agreement, the Amended Facility Agreement, the Warrants and the Amended Registration Rights Agreement are qualified in their entirety by reference to the text of such documents, copies of which are filed as Exhibits 10.1, 10.2, 4.1, 4.2, 4.3 and 10.3 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The securities discussed in Item 1.01 above were issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) by virtue of Section 4(a)(2) of the Securities Act and Rule 506 thereunder and exempt from registration or qualification under applicable state securities (or “blue sky”) laws. The securities were issued solely to “accredited investors” (as defined by Rule 501 under the Securities Act).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Warrant, issued August 9, 2018, issued by Endologix, Inc. to Deerfield Private Design Fund III, L.P.

4.2	Warrant, issued August 9, 2018, issued by Endologix, Inc. to Deerfield Private Design Fund IV, L.P.

4.3	Warrant, issued August 9, 2018, issued by Endologix, Inc. to Deerfield Partners, L.P.

4.4	First Out Waterfall Note ($40,000,000), issued August 9, 2018, issued by Endologix, Inc. to Deerfield Private Design Fund III, L.P.

4.5	First Out Waterfall Note ($40,000,000), issued August 9, 2018, issued by Endologix, Inc. to Deerfield Private Design Fund IV, L.P.

4.6	First Out Waterfall Note ($22,320,000), issued August 9, 2018, issued by Endologix, Inc. to Deerfield Partners, L.P.

4.7	First Out Waterfall Note ($17,680,000), issued August 9, 2018, issued by Endologix, Inc. to Deerfield Partners, L.P.

4.8	Note, issued August 9, 2018, issued by Endologix, Inc. and certain of its subsidiaries to Deerfield Private Design Fund III, L.P.

4.9	Note, issued August 9, 2018, issued by Endologix, Inc. and certain of its subsidiaries to Deerfield Private Design Fund IV, L.P.

4.10	Note, issued August 9, 2018, issued by Endologix, Inc. and certain of its subsidiaries to Deerfield Partners, L.P.

4.11	Last Out Waterfall Note ($40,500,000), issued August 9, 2018, issued by Endologix, Inc. to Deerfield Partners, L.P.

10.1	Credit Agreement, dated August 9, 2018, by and among Endologix, Inc. and Deerfield ELGX Revolver, LLC and certain of its affiliates.

10.2	Amended and Restated Facility Agreement, dated August 9, 2018, by and among Endologix, Inc. and Deerfield Private Design Fund IV, L.P. and certain of its affiliates.

10.3	Amended and Restated Registration Rights Agreement, dated August 9, 2018, by and between Endologix, Inc. and Deerfield Private Design Fund IV, L.P.

10.4	Amended and Restated Guaranty and Security Agreement, dated August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield Private Design Fund IV, L.P.

10.5	Guaranty and Security Agreement, dated August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield ELGX Revolver, LLC.

10.6	Intercompany Subordination Agreement, dated August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield Private Design Fund IV, L.P.

10.7	Intercompany Subordination Agreement, dated August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield ELGX Revolver, LLC.

10.8	Intercreditor Agreement, dated August 9, 2018, by and among Endologix, Inc., its subsidiaries, Deerfield ELGX Revolver, LLC and Deerfield Private Design Fund IV, L.P.

10.9	Reaffirmation Agreement, dated August 9, 2018, by and among Endologix, Inc., its subsidiaries and Deerfield Private Design Fund IV, L.P.

10.10	Patent Security Agreement, dated August 9, 2018, by and among Endologix, Inc., certain of its subsidiaries and Deerfield ELGX Revolver, LLC.

10.11	Trademark Security Agreement, dated August 9, 2018, by and among Endologix, Inc., certain of its subsidiaries and Deerfield ELGX Revolver, LLC.

10.12	First Supplement to Patent Security Agreement, dated August 9, 2018, by and among Endologix, Inc., certain of its subsidiaries and Deerfield Private Design Fund IV, L.P.

10.13	First Supplement to Trademark Security Agreement, dated August 9, 2018, by and among Endologix, Inc., certain of its subsidiaries and Deerfield Private Design Fund IV, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: August 10, 2018	By:	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer